INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 7/1/2024 - 7/1/2025

Premium for $44M bond coverage limit ($54,574 + $33,862)	88,436.00
Allocation: 13% VP Distributors	11,496.68
12% Virtus Fund Services	10,612.32
26% Investment Advisors	22,993.36	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	884.36
48% Mutual Funds	42,449.28	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2024	% of (48%) Total	Total Allocated Premium
Virtus Alternative Solutions Trust	2,554,736,153.59	0.041296	1,752.98
Virtus Asset Trust	6,682,746,772.21	0.108023	4,585.48
Virtus Equity Trust	13,469,705,099.25	0.217730	9,242.47
Virtus Event Opportunities Trust	648,008,179.45	0.010475	444.64
Virtus Investment Trust	10,773,011,993.75	0.174139	7,392.09
Virtus Opportunities Trust	9,243,051,521.56	0.149408	6,342.28
Virtus Strategy Trust	2,747,055,879.38	0.044405	1,884.94
Virtus Variable Insurance Trust	840,511,720.60	0.013586	576.73
The Merger Fund ®	2,784,722,645.41	0.045013	1,910.79
The Merger Fund ® VL	35,643,281.06	0.000576	24.46
DNP Select Income Fund, Inc. (DNP)	4,043,725,598.00	0.065364	2,774.67
DTF Tax Free Income, Inc. (DTF)	86,848,590.00	0.001404	59.59
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	584,589,607.79	0.009450	401.13
Virtus Global Multi-Sector Income Fund (VGI)	141,180,230.54	0.002282	96.87
Virtus Total Return Fund Inc. (ZTR)	554,194,652.58	0.008958	380.27
ETFis Series Trust I	1,824,637,573.61	0.029494	1,252.01
Virtus ETF Series Trust II	342,093,436.25	0.005530	234.73
Virtus Artificial Intelligence & Technology Opportunities Fund (AIO)	887,562,107.25	0.014347	609.02
Virtus Convertible & Income Fund (NCV)	538,630,053.94	0.008707	369.59
Virtus Convertible & Income Fund II (NCZ)	409,496,721.95	0.006619	280.98
Virtus Convertible & Income 2024 Target Term Fund (CBH)	175,937,810.96	0.002844	120.72
Virtus Diversified Income & Convertible Fund (ACV)	332,174,712.04	0.005369	227.93
Virtus Equity & Convertible Income Fund (NIE)	696,623,497.34	0.011261	478.00
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,334,756,756.88	0.021576	915.87
Virtus Stone Harbor Emerging Markets Income Fund (EDF)	132,687,007.64	0.002145	91.05

Total	61,864,331,603.03	100.00%	42,449.28

INVESTMENT ADVISER	Gross Assets by Adviser as of 6-30-2024	% of (26%) Total	Allocated Premium
Virtus Investment Advisers, Inc.	11,160,899,088.94	0.180409	4,148.22
Virtus Alternative Investment Advisers, Inc.	0.00	0.000000	0.00
Virtus ETF Advisers LLC	1,808,505,506.69	0.029233	672.17
Virtus Fund Advisers, LLC	551,443,319.52	0.008914	204.96
Ceredex Value Advisors LLC	2,763,162,677.81	0.044665	1,027.00
Duff & Phelps Investment Management Co.	6,689,442,482.77	0.108131	2,486.29
Kayne Anderson Rudnick Investment Management, LLC	15,514,807,729.98	0.250788	5,766.45
Newfleet Asset Management, a division of Virtus Fixed Income Advisers, LLC	6,938,446,458.44	0.112156	2,578.84
NFJ Investment Group, LLC	3,092,858,688.30	0.049994	1,149.53
Seix Investment Advisors, a division of Virtus Fixed Income Advisers, LLC	2,876,692,278.85	0.046500	1,069.19
Silvant Capital Management LLC	1,979,774,457.29	0.032002	735.83
Sustainable Growth Advisers, LP	1,671,669,479.96	0.027022	621.32
Stone Harbor Investment Partners, a division of Virtus Fixed Income Advisers, LLC	433,407,442.05	0.007006	161.09
Westchester Capital Management, LLC / Westchester Capital Partners, LLC	3,468,374,105.92	0.056064	1,289.10
AlphaSimplex Group LLC / AlphaSimplex GP, LLC	2,462,043,795.82	0.039797	915.08
Virtus Systematic team of Virtus Investment Advisers, Inc.	316,427,556.77	0.005115	117.61
Virtus Multi-Asset team of Virtus Investment Advisers, Inc.	136,376,533.92	0.002204	50.69

Total	61,864,331,603.03	100.00%	22,993.36